EXHIBIT 4.1









                                                              December 30, 1996



Mr. Brian W. Thompson
288 Iduna Lane
Amherst, MA  01002

         Re: Common Stock Option

Dear Mr. Thompson:

         Reference is made to section 2.12 of the Agreement and Plan of Reorganization by and among First Essex Bancorp. Inc. ("First Essex"), Finest Financial Corp. ("Finest") and Pelham Bank and Trust Company dated as of August 5, 1996, as amended as of September 27, 1996 (the "Agreement"). This letter will confirm that the option to purchase shares of Finest common stock granted to you by Finest on October 1, 1995, a copy of which is attached hereto as Exhibit A (the "Finest Option"), shall be converted into an option to purchase shares of First Essex Common Stock in accordance with the terms and conditions of section
2.12 of the Agreement. We hereby acknowledge that subsequent to the granting of the Finest Option, Finest has completed a stock split resulting in the Finest Option now being exercisable in accordance with its terms for 50,000 shares of Finest Common Stock at an exercise price of $13.50 per share.

                                                FIRST ESSEX BANCORP, INC.



                                                By: /s/David W. Dailey
                                                      David W. Dailey
                                                      Executive Vice President

                                    EXHIBIT A

         NEITHER THIS OPTION NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO ASSIGNMENT, SALE, TRANSFER OR OTHER DISPOSITION OF THIS OPTION OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND SUCH LAWS RELATED THERETO, OR (ii) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND SUCH LAWS IS AVAILABLE.

                               COMMON STOCK OPTION

             To Purchase Shares of Common Stock, $1.00 par value of

                             FINEST FINANCIAL CORP.


Option No. 1                                             Number of Shares: 5,000

         In connection with the Employment Agreement between Finest Financial Corp. (the "Company") and Pelham Bank and Trust Company (the "Bank") (the Company and the Bank, collectively referred to as the "Employers") and Brian Thompson (the "Employee") dated as of October 1, 1995 (the "Agreement"), and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company does hereby grant the Employee an option to subscribe for and purchase from the Company 5,000 shares (the "Option Shares") of the Company's Common Stock, $1.00 par value (the "Common Stock"), upon the terms and conditions set forth herein, and in the Agreement. All capitalized terms not defined herein have the meaning specified in the Agreement.

         1.       Purchase Price.

         The price at which the Option Shares may be purchased shall be One Hundred Thirty-Five Dollars ($135.00) per share (the "Option Exercise Price").

         2.       Exercise Period.

         The purchase rights evidenced by this Option are exercisable commencing on the date any such rights vest in accordance with Section 3 hereof and ending as of the close of business on October 1, 2005 (the "Expiration Date").

         3.       Vesting of Option.

         Subject to the provisions of Section 4, the Employee's right to exercise this Option shall be exercisable beginning on the first anniversary of the date of grant for up to 20% of the Option Shares and, beginning on each anniversary of the date of grant thereafter, for up to an additional 20% of the Option Shares for each additional year, until, on the fifth anniversary date of grant, the Option may be exercised as to 100% of the Option Shares (the "Vesting Schedule").

         4.       Termination.

                  The Option shall terminate on the earlier of:

                  (i)      the Expiration Date;

                  (ii) in the case of termination of the Term by reason of death, six (6) months after the effective date of such termination;

                  (iii) in the case of termination of the Term by reason of disability, ninety (90) days after the effective date of such termination;

                  (iv) in the case of termination of the Term by the Employers without cause, ninety (90) days after the effective date of such termination; or

                  (v) in all other cases, the date on which the Term is terminated.

         The right to exercise this Option is subject to fulfillment of the Employee's relocation obligations set forth in Section 7 thereof. Notwithstanding the foregoing, this Option shall become fully vested and immediately exercisable for 100% of the Option Shares, for a period of ninety
(90) days, upon the occurrence of a "Change of Control" as defined in the Agreement.

         5.       Non-Transferability: Persons Able to Exercise.

         The Option may not be transferred other than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in Section 414(p)(1)(B) of the Internal Revenue Code (the "Code"). During the life of the Employee, only he (or if he is incapacitated, his legal guardian or attorney) may exercise the Option. However, if the Employee dies while still employed by the Company and/or the Bank, the Option may be exercised by his or her executors, administrators, legatees or distributees.

         6.       Method of Exercising Option.

         The Option may be exercised, in whole or in part (but not as to fractional shares), by written notice to the Company in the form of Attachment
A. This notice must be accompanied by payment of the Option Exercise Price for the Option Shares being purchased. As soon as practical after receipt of this notice and payment, and subject to the conditions of this Option and the Agreement, the Company shall deliver a certificate or certificates representing the purchased Option Shares registered in the name of the person or persons exercising the Option. In the event the Option is exercised by any person other than the Employee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Option Shares purchased upon the exercise of this Option and payment of the full Option Exercise Price will be fully paid and nonassessable.

         7.       Stock Adjustments.

         If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, or other change in the corporate structure of the Company, corresponding adjustments shall be made by the Board of Directors to the total number and kind of shares subject to the Option.

         8.       No Fractional Shares.

         No fractional shares shall be issued upon the exercise of this Option. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Company's Board of Directors.

         9.       Compliance with Laws.

                  (a) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Company may be required to collect income or other taxes upon the grant of this Option, exercise of the Option by the Employee or at some other time. The Company may require, as a condition to the exercise of this Option, or demand at such other time as it may consider appropriate, that the Employee pay the Company the amount of any taxes which the Company may reasonably determine is required to be collected or withheld and the Employee shall comply with the requirement or demand of the Company. The Company may withhold the Option Shares, or an equivalent dollar amount, or may accept cash payments or issued and outstanding Common Stock of the Company in satisfaction of any such obligation.

                  (b) Securities Law Compliance. Upon exercise of the Option, the Employee shall be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue or transfer the Option Shares in compliance with the provisions of applicable federal and state securities laws. The Company, in its discretion, may postpone the issuance and delivery of Option Shares upon any exercise of this Option until the Option Shares may be issued in compliance with the provisions of applicable federal and state securities laws. The Company may require that prior to the issuance or transfer of Option Shares upon exercise of the Option, the Employee enter into a written agreement to comply with any restrictions on subsequent disposition that the Company deems necessary or advisable under any applicable federal and state securities laws. Certificates of Common Stock issued hereunder may be legended to reflect such restrictions.

                  (c) General. No Option Shares shall be issued upon exercise of this Option unless and until all other legal requirements applicable to the issuance of such Option Shares have been complied with.

         10.      Sale or Transfer of Shares; Legend.

         The Option Shares shall not be assigned, sold, transferred or otherwise disposed of unless either (i) they first shall have been registered under the Act and applicable state securities laws, or (ii) the Company first shall have been furnished with an opinion of legal counsel satisfactory to the Company to the effect that an exemption from the registration requirements of the Act and such laws is available. Each certificate representing any Common Stock shall bear a legend substantially in the following form, as appropriate:

         NEITHER THIS OPTION NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO ASSIGNMENT, SALE, TRANSFER OR OTHER DISPOSITION OF THIS OPTION OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND SUCH LAWS RELATED THERETO, OR (ii) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND SUCH LAWS IS AVAILABLE.

         11.      Miscellaneous.

                  (a) The Option hereby granted is expressly subject to all of the terms and conditions contained in this Option and the Agreement, which is incorporated herein by reference.

                  (b) Unless otherwise provided, the Board of Directors of the Company shall make all determinations required to be made hereunder, and interpret all provisions of this Option, as it deems necessary or desirable. Such determinations and interpretations shall be binding and conclusive upon the Company and the Employee.

                  (c) During the term of this Option, the Company shall at all times reserve and keep available shares of Common Stock sufficient to satisfy the requirements of this Option.

                  (d) By accepting this Option, the Employee represents and warrants that it is acquiring this Option and the Option Shares for his own account, for investment and not with a view to, or for sale in connection with, any distribution thereof or any part thereof. The Employee represents and warrants that he (i) is sophisticated and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (ii) has the ability to bear the economic risks of an investment in the Company, and (iii) has been furnished with such information and afforded the opportunity to ask questions of and to receive answers from the Company necessary to make an informed investment decision with respect to an investment in the Company.

                  (e) This Option may only be modified or amended by a writing signed by both parties.

                  (f) Any notices required to be given under this Option shall be sufficient if in writing and if sent by certified mail, return receipt requested, and addressed as follows:

                  if to the Company:

                           Finest Financial Corp.
                           Pelham Plaza
                           Route 38, Bridge Street
                           Pelham, New Hampshire  03076-0298

                  If to the Employee:

                           Brian Thompson
                           288 Iduna Lane
                           Amherst, MA  01002

or to such other address as either party may designate under the provisions hereof.

                  (g) The rights and obligations of the Company under this Option shall inure to the benefit of and be binding upon the successors and assigns of the Company.

                  (h) All rights and obligations under this Option shall be governed by the laws of the State of New Hampshire.

                  (i) The paragraph headings used in this Option are for convenience or reference, and are not to be construed as part of this Option.

                  (j) Unless otherwise required by law, the Employee shall not disclose the terms of this Option or the fact of this Option to any third party (other than his lawyers and accountants), including any employees of the Company or the Bank without the prior written consent of the Company.

         IN WITNESS WHEREOF, the parties have executed this Option as an instrument under seal effective as of October 1, 1995.

                                                  FINEST FINANCIAL CORP.


                                                  By:______________________
                                                     Name:
                                                     Title:


                                                  EMPLOYEE


                                                  /s/Brian Thompson
                                                  Brian Thompson

                                  ATTACHMENT A



Finest Financial Corp.
Pelham Plaza
Route 38, Bridge Street
Pelham, New Hampshire 03076-0298

Attention: President

Gentlemen:

         Pursuant to my Common Stock Option dated as of October 1, 1995, I hereby elect to exercise the Option to the extent indicated:

--------------------------------------------------------------------------------


         Number of Shares                   Per Share         Total
         Which I Elect to           x       Price    =        Price
         Purchase

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


         Enclosed with this letter is full payment of the total price of the shares described above in the following form:

         (1) a check in the amount of $________ payable to the order of the Company; and/or

         (2) shares of Common Stock of the Company properly endorsed and having a fair market value equal to $_________.

         Kindly issue a certificate or certificates to me representing the shares which I am acquiring by this exercise, and deliver it to the address provided above.

                                                     Very truly yours,


                                                     -------------------------
                                                     Brian Thompson